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                                                                   EXHIBIT 10(y)



                                 PROMISSORY NOTE


$10,000,000.00                                           Oklahoma City, Oklahoma
                                                               December 20, 2000


                  FOR VALUE RECEIVED, the undersigned, SEVEN SEAS PETROLEUM INC., a Yukon Territory, Canada corporation (the "Borrower"), promises to pay to the order of STILLWATER NATIONAL BANK AND TRUST COMPANY, N.A. (the payee, its successors and assigns are hereinafter called the "Lender"), at 6305 Waterford Boulevard, Suite 205, Oklahoma City, Oklahoma 73118, or at such other place as may be designated in writing by the Lender, the principal sum of TEN MILLION DOLLARS ($10,000,000.00), or so much thereof as is disbursed hereunder, together with interest thereon at the rates hereinafter stated:

                  Prior to Default, advances under this Note will bear interest from the date of advance at the per annum rate equal to the Reference Rate plus 75/100 percent (.75%). All interest will be computed for the actual number of days elapsed at a per diem charge based on a year consisting of three hundred sixty
                  (360) days.

                  Provided that no event of Default has occurred or is continuing under any of the Loan Documents, there will be no required principal payments on this Note until December 31, 2001. Commencing on January 31, 2001, and on the last day of each successive month thereafter until this Note is paid in full, the Borrower will pay to the Bank all accrued unpaid interest on this Note. The entire unpaid principal balance of this Note plus all accrued and unpaid interest thereon will be due and payable on December 31, 2001.

                  Unless otherwise defined herein, all terms defined or referenced in that certain Loan Agreement of even date herewith between the Borrower and the Lender (the "Loan Agreement") will have the same meanings herein as therein.

                  This Note is executed and delivered in connection with the Loan Agreement. Advances and payments hereunder may, at the option of the Lender, be recorded on this Note or on the books and records of the Lender and will be prima facie evidence of said advances, payments and unpaid balance of this Note. It is specifically agreed that the aggregate of advances made during the term of this Note may exceed the face amount hereof, but the unpaid principal balance outstanding at any time will not exceed such face amount. All payments will first be applied to the payment of accrued interest and the balance will be applied in reduction of the principal balance hereof provided that no payment will be applied to this Note until received by the Lender in collected funds. All


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advances made or to be made under this Note will be made subject to the terms and conditions stated in the Loan Agreement.

                  The Borrower will have the right at any time to prepay this
Note in whole or in part, without premium or penalty, but with interest accrued to the date of prepayment.

                  The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights hereunder or under any instrument securing payment of this Note, the Borrower will pay the Lender's reasonable attorneys' fees, all court costs and all other expenses incurred by the Lender in connection therewith.

                  Any sum not paid when due, by acceleration or otherwise, will bear interest at the per annum rate equal to the greater of (a) fifteen percent (15%), or (b) the Reference Rate plus five percent (5%), and such interest which has accrued will be paid at the time of and as a condition precedent to curing any Default hereunder. During the existence of any such Default, the Lender may apply any payments received on any amount due hereunder or under the terms of any instrument now or hereafter evidencing or securing this indebtedness as the Lender determines from time to time.

                  This Note is issued by the Borrower and accepted by the Lender pursuant to a lending transaction negotiated, consummated and to be performed in Oklahoma City, Oklahoma. Payment of this Note is secured by and subject to the terms and conditions of the Loan Documents. This Note is to be construed according to the internal laws of the State of Oklahoma. All actions with respect to this Note, the Loan Documents or any other instrument securing payment of this Note may be instituted in the courts of the State of Oklahoma sitting in Oklahoma County, Oklahoma, or the United States District Court sitting in Oklahoma City, Oklahoma, as the Lender may elect, and by execution and delivery of this Note, the Borrower irrevocably and unconditionally submits to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waives: (a) any objection the Borrower might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

                  On the occurrence of an event of Default or the breach of any provision of this Note, any of the Loan Documents or any other instrument securing payment of this Note, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity hereof. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same in the event of any subsequent Default.

                  The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder.


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                  IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.


                                   SEVEN SEAS PETROLEUM INC., a Yukon
                                   Territory, Canada corporation


                                   By /s/ LARRY A. RAY
                                     --------------------------------
                                     Larry A. Ray, President

                                   (the "Borrower")




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